Kraton Corporation Second Quarter 2020 Earnings Presentation July 30, 2020

Disclaimers CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION Some of the written and oral statements and information in this presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are often characterized by the use of words such as “outlook,” “believes,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans,” “anticipates,” “foresees,” “future,” or by discussions of strategy, plans, or intentions. The statements in this presentation that are not historical statements, including, but not limited to, all matters described on the slide titled “Outlook - Second Half 2020” and on the slide titled “Business Outlook by geography and end use application”; statements regarding our expectations as to the continued impact of the coronavirus (“COVID-19”) pandemic (including governmental and regulatory actions relating thereto) on demand for our products, on the national and global economy and on our customers, suppliers, employees, business and results of operations; projections of annual run rate cost savings; expectations of our financial flexibility, balance sheet strength and liquidity; projections for debt reduction and the achievement of associated leverage ratios; the impacts of our sustainability initiatives; the strength of our geographic and end market diversification and ability to position our product portfolio; actions regarding our future capital deployment and capital spending; our expectations about the market outlook for our products and application including but not limited to tires, paving, automotive, oilfield, and lubricant additives; the impact of crude pricing decline and CST pricing on our business and results of operations; and our expectations regarding the future of the global market and economic strength, are forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, assumptions, and other important factors that could cause the actual results, performance or our achievements, or industry results, to differ materially from historical results, any future results, or performance or achievements expressed or implied by such forward-looking statements. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this presentation. Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements include, but are not limited to the factors set forth in this presentation, in our latest Annual Report on Form 10-K, including but not limited to “Part I, Item 1A. Risk Factors” and “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” therein, and in our other filings with the Securities and Exchange Commission (the “SEC”). Many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 pandemic. There may be other factors of which we are currently unaware or deem immaterial that may cause our actual results to differ materially from the forward-looking statements. In addition, to the extent any inconsistency or conflict exists between the information included in this presentation and the information included in our prior presentations and other filings with the SEC, the information contained in this presentation updates and supersedes such information. Forward-looking statements are based on current plans, estimates, assumptions and projections, and, therefore, you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events. Kraton Second Quarter 2020 Earnings Call 2

Disclaimers GAAP Disclaimer This presentation includes the use of non-GAAP financial measures, as defined below. Tables included in this presentation reconcile each of these non-GAAP financial measures with the most directly comparable GAAP financial measure. For additional information on the impact of the spread between the FIFO ("First-in First-out") basis of accounting and estimated current replacement cost (ECRC), see our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. We consider these non-GAAP financial measures to be important supplemental measures in the evaluation of our absolute and relative performance. However, we caution that these non-GAAP financial measures have limitations as analytical tools and may vary substantially from other measures of our performance. You should not consider them in isolation, or as a substitute for analysis of our results under GAAP in the United States. EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin: For our consolidated results, EBITDA represents net income (loss) before interest, taxes, depreciation and amortization. For each reporting segment, EBITDA represents operating income before depreciation and amortization, disposition and exit of business activities and earnings of unconsolidated joint ventures. Among other limitations, EBITDA does not: reflect the significant interest expense on our debt or reflect the significant depreciation and amortization expense associated with our long-lived assets; and EBITDA included herein should not be used for purposes of assessing compliance or non-compliance with financial covenants under our debt agreements since it calculation differs in such agreements. Other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure. As an analytical tool, Adjusted EBITDA is subject to all the limitations applicable to EBITDA. We prepare Adjusted EBITDA by eliminating from EBITDA the impact of a number of items we do not consider indicative of our on-going performance but you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, due to volatility in raw material prices, Adjusted EBITDA may, and often does, vary substantially from EBITDA and other performance measures, including net income calculated in accordance with U.S. GAAP. We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue (for each reporting segment or on a consolidated bases, as applicable). Adjusted Gross Profit and Adjusted Gross Profit Per Ton: We define Adjusted Gross Profit Per Ton as Adjusted Gross Profit divided by total sales volume (for each reporting segment or on a consolidated basis, as applicable). We define Adjusted Gross Profit as gross profit excluding certain charges and expenses. Adjusted Gross Profit is limited because it often varies substantially from gross profit calculated in accordance with U.S. GAAP due to volatility in raw material prices. Adjusted Diluted Earnings Per Share: Adjusted Diluted Earnings Per Share is Diluted Earnings (Loss) Per Share excluding the impact of a number of non-recurring items we do not consider indicative of our on-going performance. Consolidated Net Debt and Consolidated Net Debt excluding the effect of foreign currency: We define consolidated net debt as total consolidated debt (including debt of KFPC) less consolidated cash and cash equivalents. Management uses consolidated net debt to determine our outstanding debt obligations that would not readily be satisfied by its cash and cash equivalents on hand. Management believes that using consolidated net debt is useful to investors in determining our leverage since we could choose to use cash and cash equivalents to retire debt. Consolidated Net Debt, as adjusted for foreign exchange impact accounts for the FX effect on our foreign currency denominated debt agreements. Kraton Second Quarter 2020 Earnings Call 3

Second Quarter 2020 Highlights  Strong results considering the context of broader market demand trends  Safety of our on-site and remote employees has been priority – Currently, no significant COVID-19 related concerns  End market and geographic diversity continues to be a strength in mitigating impact of economic downturn  Differentiated product portfolio and favorable raw material sourcing contributing to high profitability in the Polymer segment  Challenging quarter for Chemical segment given current market conditions, particularly in North America  Continued focus on cost control and operating efficiencies Kraton Second Quarter 2020 Earnings Call 4

Current Environment - Overview  Plants operating at normal capacities Operations &  Raw materials advantaged and readily available No disruptions  Strict measures for employee safety Supply Chain  Very few recorded cases of COVID-19 Mixed impact –  Solid demand trends in medical, personal care, Demand & adhesives and infrastructure Market diversity Markets  Q2’20 results reflect COVID-19 impact on an advantage demand, primarily in North America  $137 million in cash Strong liquidity Liquidity  $208 million available under ABL Facility position  Intend to liquidate inventory in H2’20  Debt reduction remains priority Continued focus Current  Executing on innovation pipeline on organic  Increased focus on sustainability initiatives Priorities growth & cost  Fixed cost management to deliver $20 million run rate savings expected by year end Kraton Second Quarter 2020 Earnings Call 5

Second Quarter 2020 Financial Highlights

GAAP Results	▪ Consolidated net loss of $7.1 million ▪ Polymer segment operating income of $16.8 million ▪ Chemical segment operating loss of $3.9 million ▪ Consolidated debt of $1,021.0 million at 6/30/2020 vs. $1,390.7 million at 12/31/2019
Consolidated Results	▪ Q2 2020 Adjusted EBITDA(1) of $69.5 million, down $32.5 million vs. Q2 2019 ▪ Adjusted EBITDA margin(2) of 19.6% vs. 20.6% in Q2 2019 ▪ Revenue of $355.7 million, down $139.6 million vs. Q2 2019
Polymer Adjusted EBITDA(1)	▪ Q2 2020 Adjusted EBITDA(1) of $53.8 million, down $6.3 million vs. Q2 2019, reflecting sale of Cariflex™ business ▪ Adjusted EBITDA margin(2)(3) of 26.4% vs. 20.2% in Q2 2019
Chemical Adjusted EBITDA(1)	▪ Q2 2020 Adjusted EBITDA(1) of $15.7 million, down $26.2 million vs. Q2 2019 ▪ Adjusted EBITDA margin(2) of 10.3% vs. 21.2% in Q2 2019 ▪ Decline relfects lower sales volume, including COVID-19 impact, lower CST and TOR pricing and the timing of sales to a significant customer
Debt Reduction & Liquidity	▪ Consolidated Net Debt of $883.6 million at 6/30/2020 vs. Consolidated Net Debt of $1,355.6 million at 12/31/2019(1) ▪ Ongoing financial flexibility supported by $137 million of cash and $208 million of availability under $250 million ABL Facility

1. See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.
2. Defined as Adjusted EBITDA as a percentage of revenue.
3. For the three months ended June 30, 2020, Adjusted EBITDA margin adjusted for the Isoprene Rubber Supply Agreement ("IRSA") would be 25.6%.

KRATON
Kraton Second Quarter 2020 Earnings Call 6

Polymer Segment - Q2 2020 and YTD Results

	Three Months Ended June 30,						Six Months Ended June 30,					
	2020		2019		Change		2020		2019		Change	
					($ In millions)							
Volume (kT)		75.5		80.2		(4.7)		146.3		154.0		(7.7)
Revenue	$	203.9	$	297.9	$	(94.0)	$	444.2	$	558.9	$	(114.7)
Operating income	$	16.8	$	35.0	$	(18.2)	$	34.7	$	44.2	$	(9.5)
Adjusted EBITDA(1)	$	53.8	$	60.2	$	(6.3)	$	105.0	$	108.3	$	(3.3)
Adjusted EBITDA margin(2)(3)		26.4 %		20.2 %		620 bps		23.6 %		19.4 %		420 bps

Note: May not foot due to rounding.

Q2'20 vs. Q2'19

- Adjusted EBITDA(1) down 10.5% vs. Q2'19, reflecting the sale of Cariflex. Excluding Cariflex, Adjusted EBITDA would have been up 17.7% vs. Q2'19.
- Excluding Cariflex, sales volume would have increased 2.5% vs. Q2'19
  - Specialty Polymer sales volume down 14.7%, reflecting lower sales into lubricant additive applications, and the impact of COVID-19, primarily on sales into consumer durables (North America) and global automotive applications
  - Performance Products sales volume up 6.7% vs. Q2'19, principally reflecting higher sales into European roofing applications and strong demand in adhesives and personal care applications
- Gross Profit of $57.8 million and Adjusted Gross Profit(1) of $1,040 per ton in Q2'20, compared to $1,075 per ton in Q2'19

H1'20 vs. H1'19

- Adjusted EBITDA(1) down 3.1% vs. H1'19. Excluding Cariflex, Adjusted EBITDA would have been up 13.4% vs. H1'19.
- Excluding Cariflex, sales volume would have been flat with H1'19
  - Specialty Polymer sales volume down 6.5%, reflecting weaker demand in North America (COVID-19) and lower lubricant additive sales. COVID-19 impact in Asia largely offset by higher demand in medical applications.
  - Performance Products sales volume flat with H1'19, with higher sales into adhesive applications largely offsetting lower sales into paving and roofing applications
- Gross Profit of $126.6 million and Adjusted Gross Profit(1) of $1,056 per ton in H1'20, compared to $1,049 per ton in H1'19

1. See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.
2. Defined as Adjusted EBITDA as a percentage of revenue.
3. For the three and six months ended June 30, 2020, Adjusted EBITDA margin adjusted for the Isoprene Rubber Supply Agreement would be 25.6%.and 22.8%, respectively.

KRATON

Kraton Second Quarter 2020 Earnings Call 7

Chemical Segment - Q2 2020 and YTD Results

	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019	Change	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019	Change
	($ In millions)					
Volume (kT)	87.1	103.8	(16.7)	197.3	207.5	(10.2)
Revenue	$ 151.8	$ 197.4	$ (45.6)	$ 338.7	$ 392.8	$ (54.1)
Operating income (loss)	$ (3.9)	$ 21.2	$ (25.1)	$ 6.4	$ 47.1	$ (40.7)
Adjusted EBITDA[1]	$ 15.7	$ 41.9	$ (26.2)	$ 42.4	$ 83.2	$ (40.8)
Adjusted EBITDA margin[2][3]	10.3 %	21.2 %	(1,090 bps)	12.5 %	21.2 %	(870 bps)

Note: May not foot due to rounding.

Q2'20 vs. Q2'19

- Adjusted EBITDA[1] down 62.5% compared to Q2'19, reflecting lower sales volume, lower pricing in the CST chain and to a lesser extent for TOR upgrades, partially offset by lower raw material costs and lower fixed costs
- Sales volume decreased 16.1% on weaker market conditions, including the impact of COVID-19
  - Performance Chemicals volume down 18.9%, due to lower sales into oilfield and fuel additive applications and the timing of sales to a significant customer
  - Adhesives volume down 7.9% reflecting a slow start in road marking activity
  - Tires volume down 39.5%, reflecting global automotive trends and COVID-19 disruption on tire production. Sales volume for Tires represents less than 5% of total sales volume for the Chemical segment.

H1'20 vs. H1'19

- Adjusted EBITDA[1] down 49.0%, reflecting lower pricing in the CST chain and TOR upgrades, and lower sales volume, partially offset by lower raw material costs and lower fixed costs
- Sales volume decreased 4.9% on weaker market conditions, including the impact of COVID-19
  - Performance Chemicals volume down 5.5%, with lower sales into oilfield and fuel additive applications and the timing of sales to a significant customer, partially offset by higher raw material sales
  - Adhesives volume down 2.1% on lower sales into road marking applications
  - Tires volume down 18.3%, reflecting global automotive trends and COVID-19 disruption on tire production. Sales volume for Tires represents less than 5% of total sales volume for the Chemical segment.

1. See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.
2. Defined as Adjusted EBITDA as a percentage of revenue.
3. Accounting for lost sales associated with Hurricane Michael, Adjusted EBITDA margin would have been 20.7% for the six months ended June 30, 2019.

KRATON

Kraton Second Quarter 2020 Earnings Call 8

Q2 2020 and YTD Consolidated Results Three Months Ended June 30, Six Months Ended June 30, 2020 2019 Change 2020 2019 Change ($ In millions, except per share amounts) Revenue $ 355.7 $ 495.3 $ (139.6) $ 782.9 $ 951.7 $ (168.7) Consolidated net income $ (7.1) $ 43.4 $ (50.5) $ 201.9 $ 57.0 $ 144.9 Diluted earnings (loss) per share $ (0.25) $ 1.28 $ (1.53) $ 6.20 $ 1.67 $ 4.53 Operating income $ 12.8 $ 56.2 (43.3) $ 41.1 $ 91.3 $ (50.2) Adjusted EBITDA(1) $ 69.5 $ 102.1 (32.5) $ 147.4 $ 191.5 $ (44.1) Adjusted EBITDA margin(2)(3) 19.6% 20.6% (100 bps) 18.8% 20.1% (130 bps) Adjusted diluted earnings per share(1) $ 0.30 $ 1.58 $ (1.28) $ 0.57 $ 2.46 $ (1.89) Note: May not foot due to rounding. $91.3 $191.5 $147.4 $56.2 $102.1 $41.1 $69.5 $12.8 1. See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure. 2. Defined as Adjusted EBITDA as a percentage of revenue. 3. Accounting for lost sales associated with Hurricane Michael, Adjusted EBITDA margin would have been 19.9% for the six months ended June 30, 2019. Kraton Second Quarter 2020 Earnings Call 9

Balance Sheet and Liquidity

(In millions)	December 31, 2019		Change		June 30, 2020		Maturity
ABL Facility	$	—	$	15.0	$	15.0	Jan-2023
USD Tranche		290.0		(290.0)		—	Mar-2025
Euro Tranche		277.1		(86.4)		190.7	Mar-2025
7.0% Senior Notes		394.8		—		394.8	Apr-2025
5.25% Senior Notes		325.4		(0.1)		325.3	May-2026
KFPC[(1)(2)] loans		102.4		(8.1)		94.3	Jan-2022
Capital lease		1.0		(0.1)		0.9	Dec-2024
Consolidated debt	$	1,390.7	$	(369.7)	$	1,021.0	
Cash		(35.0)		(102.4)		(137.4)	
Consolidated net debt	$	1,355.6	$	(472.1)	$	883.6	
Effect of foreign currency on consolidated net debt						(2.1)	
Consolidated net debt excluding effect of foreign currency					$	881.5	

Note: May not foot due to rounding.

Available Liquidity at 6/30/2020

Cash	$137.4 million
ABL Facility	$208.4 million
Total	$345.8 million

1. This amount includes all of the indebtedness of our Kraton Formosa Polymers Corporation (KFPC) joint venture, located in Mailiao, Taiwan, which we own a 50% stake in and consolidate within our financial statements.
2. KFPC executed revolving credit facilities to provide funding for working capital requirements and/or general corporate purposes. These are in addition to the 5.5 billion NTD KFPC Loan Agreement.

KRATON

Kraton Second Quarter 2020 Earnings Call 10

Outlook - Second Half 2020 vs. First Half 2020 We expect that weaker demand related to COVID-19, and other factors including lower planned plant operating rates, the timing of turnarounds and maintenance activities as well as the absence of the H1’20 Cariflex contribution prior to the Q1’20 sale will have an adverse impact on our financial results for the second half of 2020, compared to the first half of 2020 ▪ Lower plant operating rates associated with H1'20 inventory build will result in less favorable fixed cost absorption ($20-$25 million) ▪ H2'20 is expected to include higher costs associated with turnarounds and maintenance ($5-$7 million) ▪ H2'20 is expected to include two quarters of COVID-19 impact vs. one quarter of impact in H1'20 ▪ We expect continued market weakness in our Chemical segment in H2'20 primarily due to the adverse impact of COVID-19 ▪ Financial results for H1’20 included approximately $10 million of Adjusted EBITDA associated with the Cariflex business, which was sold in Q1’20 Kraton Second Quarter 2020 Earnings Call 11

Business Outlook by Geography and End Use Application Well Diversified Portfolio Geographic Diversification Key End Uses Current Polymer Chemical Q1 Market Sector Market %revenue %revenue View View Region %Rev Outlook Adhesives & Packaging 20% 33% G Y Medical, Personal Care Americas 46% Mixed 12% -% & Hygiene G G Infrastructure 35% 6% G G Europe 37% Stable Consumer Durables 13% 6% Y Y General Industrial 9% 41% Y Y China/Asia 17% Improving Automotive/Tires 9% 9% R R Oilfield 2% 5% R R G Favorable Y Cautious R Weakness * Analysis based on Q2 TTM Revenues. Excludes Cariflex divested March 6th, 2020 Kraton Second Quarter 2020 Earnings Call 12

Kraton’s Focus on a Sustainable Future Creating Long-term Value In A Resource-constrained World Advancing our Sustainability Objectives  Achieved alignment with United Nations Global Compact on Sustainable Development Goals  Introduced Responsible Procurement Program  Achieved Ecovadis Gold Rating  Responsible Care Certification . Implemented ISO 14001  Joined Together for Sustainability  Developing sustainable solutions to support the bioeconomy and connect the circular economy  Committed to 12 Life Cycle Assessments by year- end 2020 See Kraton’s 2019 Sustainability Report https://kraton.com/sustainability/docs/2019Report.pdf Kraton Second Quarter 2020 Earnings Call 13

Appendix

Polymer – Revenue by Geography and End Use TTM June 30, 2020 Segment Revenue by Geography Segment Revenue by End Use Kraton Second Quarter 2020 Earnings Call 15

Consolidated Net Debt June 30, 2020 December 31, 2019 (In millions) Kraton debt $ 926.7 $ 1,288.3 KFPC(1)(2) loans 94.3 102.4 Consolidated debt 1,021.0 1,390.7 Kraton cash 132.9 24.6 KFPC(1) cash 4.4 10.4 Consolidated cash 137.4 35.0 Consolidated net debt $ 883.6 $ 1,355.6 Effect of foreign currency on consolidated net debt (2.1) Consolidated net debt excluding effect of foreign currency $ 881.5 Note: May not foot due to rounding. 1. This amount includes all of the indebtedness of our Kraton Formosa Polymers Corporation (KFPC) joint venture, located in Mailiao, Taiwan, which we own a 50% stake in and consolidate within our financial statements. 2. KFPC executed revolving credit facilities to provide funding for working capital requirements and/or general corporate purposes. These are in addition to the 5.5 billion NTD KFPC Loan Agreement. Kraton Second Quarter 2020 Earnings Call 16

Revenue by Product Group Revenue by Geography Group TTM June 30, 2020 30, Group June TTM byGeography Revenue Product and – Polymer CARIFLEX SPECIALTYPOLYMERS Kraton Kraton Second 2020 Quarter Earnings Call PERFORMANCEPRODUCTS 17

Chemical – Revenue by Geography and Product Group TTM June 30, 2020 ADHESIVES PERFORMANCE CHEMICALS TIRES 36% of TTM Revenue 58% of TTM Revenue 6% of TTM Revenue Chemical Segment Revenue Kraton Second Quarter 2020 Earnings Call 18

Polymer Segment Reconciliation of Gross Profit to Adjusted Gross Profit Three Months Ended June 30, Six Months Ended June 30, 2020 2019 2020 2019 (In thousands) Gross profit $ 57,845 $ 78,866 $ 126,576 $ 132,752 Add (deduct): Transaction, acquisition related costs, restructuring, and other costs — 491 387 491 Non-cash compensation expense 114 131 285 330 Spread between FIFO and ECRC 20,575 6,749 27,320 27,964 Adjusted gross profit (non-GAAP) (a) $ 78,534 $ 86,237 $ 154,568 $ 161,537 Sales volume (kilotons) 75.5 80.2 146.3 154.0 Adjusted gross profit per ton (a) $ 1,040 $ 1,075 $ 1,056 $ 1,049 a. For the three and six months ended June 30, 2020, adjusted gross profit and adjusted gross profit per ton, adjusted for the IRSA, would be $74.7 million and $147.3 million and $1,008 and $1,024, respectively. Kraton Second Quarter 2020 Earnings Call 19

Reconciliation of Net Income to Operating Income to Non-GAAP Financial Measures

	Three Months Ended June 30, 2020			Three Months Ended June 30, 2019		
	Polymer	Chemical	Total	Polymer	Chemical	Total
	(In thousands)					
Net income (loss) attributable to Kraton			$ (7,968)			$ 41,208
Net income attributable to noncontrolling interest			887			2,190
Consolidated net income (loss)			(7,081)			43,398
Add (deduct):						
Income tax (benefit) expense			6,659			(6,846)
Interest expense, net			13,466			19,339
Earnings of unconsolidated joint venture			(128)			(140)
Loss on extinguishment of debt			141			—
Other (income) expense			(251)			417
Disposition and exit of business activities			25			—
Operating income	$ 16,762	$ (3,931)	12,831	$ 34,979	$ 21,189	56,168
Add (deduct):						
Depreciation and amortization	12,948	18,394	31,342	14,343	17,561	31,904
Disposition and exit of business activities	(25)	—	(25)	—	—	—
Other income (expense)	(16)	267	251	(618)	201	(417)
Loss on extinguishment of debt	(141)	—	(141)	—	—	—
Earnings of unconsolidated joint venture	128	—	128	140	—	140
EBITDA (a)	29,656	14,730	44,386	48,844	38,951	87,795
Add (deduct):						
Transaction, acquisition related costs, restructuring, and other costs (b)	1,551	468	2,019	2,395	166	2,561
Disposition and exit of business activities	25	—	25	—	—	—
Loss on extinguishment of debt	141	—	141	—	—	—
Hurricane related costs (c)	—	—	—	—	6,944	6,944
Hurricane reimbursements (d)	—	—	—	—	(7,500)	(7,500)
Non-cash compensation expense	1,897	—	1,897	2,190	—	2,190
Spread between FIFO and ECRC	20,575	493	21,068	6,749	3,321	10,070
Adjusted EBITDA	$ 53,845	$ 15,691	$ 69,536	$ 60,178	$ 41,882	$ 102,060

a. Included in EBITDA is a $7.5 million gain on insurance for the three months ended June 30, 2019, a reimbursement for a portion of the direct costs we have incurred to date related to Hurricane Michael. Also included in EBITDA are Isoprene Rubber sales to Daelim under the IRSA. Sales under the IRSA are transacted at cost. Included in Adjusted EBITDA is the amortization of non-cash deferred income of $3.9 million for the three months ended June 30, 2020, which represents revenue deferred until the products are sold under the IRSA.
b. Charges related to the evaluation of acquisition transactions, severance expenses, and other restructuring related charges.
c. Incremental costs related to Hurricane Michael, which are recorded in cost of goods sold.
d. Reimbursement of incremental costs related to Hurricane Michael, which is recorded in gain on insurance proceeds.

KRATON

Kraton Second Quarter 2020 Earnings Call 20

Reconciliation of Net Income to Operating Income to Non-GAAP Financial Measures

	Six Months Ended June 30, 2020			Six Months Ended June 30, 2019		
	Polymer	Chemical	Total	Polymer	Chemical	Total
	(In thousands)					
Net income attributable to Kraton			$ 200,118			$ 53,876
Net income attributable to noncontrolling interest			1,821			3,134
Consolidated net income			201,939			57,010
Add (deduct):						
Income tax benefit			(29,893)			(4,192)
Interest expense, net			30,927			38,280
Earnings of unconsolidated joint venture			(229)			(261)
(Gain) loss on extinguishment of debt			14,095			(210)
Other (income) expense			(578)			676
Disposition and exit of business activities			(175,189)			—
Operating income	$ 34,687	$ 6,385	41,072	$ 44,229	$ 47,074	91,303
Add (deduct):						
Depreciation and amortization	26,295	36,220	62,515	28,314	35,112	63,426
Disposition and exit of business activities	175,189	—	175,189	—	—	—
Other income (expense)	39	539	578	(1,045)	369	(676)
Gain (loss) on extinguishment of debt	(14,095)	—	(14,095)	210	—	210
Earnings of unconsolidated joint venture	229	—	229	261	—	261
EBITDA (a)	222,344	43,144	265,488	71,969	82,555	154,524
Add (deduct):						
Transaction, acquisition related costs, restructuring, and other costs (b)	11,699	1,230	12,929	3,109	564	3,673
Disposition and exit of business activities	(175,189)	—	(175,189)	—	—	—
(Gain) loss on extinguishment of debt	14,095	—	14,095	(210)	—	(210)
Hurricane related costs (c)	—	—	—	—	12,805	12,805
Hurricane reimbursements (d)	—	—	—	—	(12,720)	(12,720)
Non-cash compensation expense	4,745	—	4,745	5,499	—	5,499
Spread between FIFO and ECRC	27,320	(1,973)	25,347	27,964	(43)	27,921
Adjusted EBITDA	$ 105,014	$ 42,401	$ 147,415	$ 108,331	$ 83,161	$ 191,492

a. Included in EBITDA is an $18.6 million gain on insurance for the six months ended June 30, 2019, fully offsetting the lost margin in the first quarter of 2019, and reimbursement for a portion of the direct costs we have incurred to date related to Hurricane Michael.
Also included in EBITDA are Isoprene Rubber sales to Daelim under the IRSA. Sales under the IRSA are transacted at cost. Included in Adjusted EBITDA is the amortization of non-cash deferred income of $7.2 million for the six months ended June 30, 2020, which represents revenue deferred until the products are sold under the IRSA.
b. Charges related to the evaluation of acquisition transactions, severance expenses, and other restructuring related charges.
c. Incremental costs related to Hurricane Michael, which are recorded in cost of goods sold.
d. Reimbursement of incremental costs related to Hurricane Michael, which is recorded in gain on insurance proceeds.

KRATON

Kraton Second Quarter 2020 Earnings Call 21

Reconciliation of Diluted EPS to Adjusted Diluted EPS Three Months Ended June 30, Six Months Ended June 30, 2020 2019 2020 2019 Diluted Earnings (Loss) Per Share $ (0.25) $ 1.28 $ 6.20 $ 1.67 Transaction, acquisition related costs, restructuring, and other costs (a) 0.05 0.06 0.31 0.09 Disposition and exit of business activities 0.02 — (4.94) — (Gain) loss on extinguishment of debt — — 0.34 (0.01) Tax restructuring (0.09) — (2.03) — Hurricane related costs (b) — 0.22 — 0.40 Hurricane reimbursements (c) — (0.23) — (0.39) Spread between FIFO and ECRC 0.57 0.25 0.69 0.70 Adjusted Diluted Earnings (Loss) Per Share (non-GAAP) $ 0.30 $ 1.58 $ 0.57 $ 2.46 a. Charges related to the evaluation of acquisition transactions, severance expenses, and other restructuring related charges. b. Incremental costs related to Hurricane Michael, which are recorded in cost of goods sold. c. Reimbursement of incremental costs related to Hurricane Michael, which is recorded in gain on insurance proceeds. Kraton Second Quarter 2020 Earnings Call 22